AGREEMENT AND PLAN OF REORGANIZATION
AND CORPORATION SEPARATION

AGREEMENT made this 6th day of June, 2003 by and between EUROSOFT CORP. (EUROSOFT), a Florida corporation, and E-QUEST EXPRESS CORP. (E-QUEST) , a Nevada corporation.

WHEREAS, EUROSOFT owns all of the stock of E-QUEST; and

WHEREAS, subject to the pending change in control of EUROSOFT, it is the desire of EUROSOFT to separate the business of E-QUEST from the business of EUROSOFT;

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties agree as follows:

Transfer of Properties and Assumption of Liabilities.

EUROSOFT will sell, assign, transfer and deliver to E-QUEST, all of the properties, assets, goodwill and business of every kind and description, both real and personal, tangible and intangible, applicable to E-QUEST.

E-QUEST agrees to pay, perform or discharge all debts, liabilities, contracts and obligations of E-QUEST, whether accrued, contingent or otherwise, as set forth in the financial statements E-QUEST.

Distribution of Controlled Stock.

EUROSOFT will distribute its stock in E-QUEST, which shall constitute all such stock outstanding, to the holders of EUROSOFT common stock. The holders of EUROSOFT'S common stock will receive 1 share of E-QUEST's common stock for each one share of EUROSOFT common stock held.

Closing.

The closing shall take place at E-quest Express Corp., 101 Convention Center Drive #700, Las Vegas, Nevada 89109, on or before June 6, 2003.

Miscellaneous.

If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or enforceable the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any other obligation or act.

This Agreement shall be binding upon and shall insure to the benefit of the permitted successors and assigns of the parties hereto.

This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by his agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

The parties hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provisions hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and noncurable (but waivable) default under this Agreement by the party so failing to perform.

Headings at the beginning of each paragraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs are to this Agreement. In the event the date on which any party is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding day.

This Agreement may be executed in one or more counterparts, each of which shall be original and all of which taken together shall constitute one instrument.

The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Nevada.

Dated: June 6, 2003 EUROSOFT CORP.
By: ____________________
     Tim Cammel, President

Dated: June 6, 2003 E-QUEST EXPRESS CORP.

By: _____________________
     Bruce Harding, President